RECONSTITUTED SERVICING AGREEMENT

THIS RECONSTITUTED SERVICING AGREEMENT (this “Agreement”), entered into as of the 1st day of September 2004, by and among LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation (“LBH” or “Seller”), WELLS FARGO BANK, N.A., a national banking association (the “Servicer”), AURORA LOAN SERVICES INC., as master servicer (the “Master Servicer”), recites and provides as follows:

RECITALS

WHEREAS, the Mortgage Loans identified on Schedule I hereto (the “Mortgage Loans”) are currently being serviced by the Servicer pursuant to a Seller’s Warranties and Servicing Agreement dated as of February 1, 2004 (Pools 5951-5957) (the “February SWSA”), a Seller’s Warranties and Servicing Agreement dated as of June 1, 2004 (Pools 6051-6056) (the “June SWSA”), and a Seller’s Warranties and Servicing Agreement dated as of July 1, 2004 (Pools 6076-6081) (the “July SWSA”), each between Lehman Brothers Bank, FSB (the “Bank”) and the Servicer;

WHEREAS, to facilitate this reconstitution, the Bank and the Servicer desire to consolidate the servicing of the Mortgage Loans currently serviced under the February SWSA and the June SWSA with the servicing of the Mortgage Loans currently serviced under the July SWSA so that all of the Mortgage Loans are governed by the July SWSA (the February SWSA and June SWSA, when merged into the July SWSA, shall collectively be referred to herein as the “SWSA”) and the terms of this Agreement.  A copy of the SWSA is attached hereto as Exhibit C;

WHEREAS, on or prior to the Closing Date (as defined herein) the Bank and LBH will enter into an Assignment and Assumption Agreement, dated as of September 1, 2004 (the “Assignment and Assumption Agreement”), pursuant to which the Bank will assign all of its rights, title and interest in and to the Mortgage Loans to LBH and LBH will assume all of the rights and obligations of the Bank under the SWSA to the extent that such Agreement relates to the Mortgage Loans;

WHEREAS, the Seller will convey the Mortgage Loans on a servicing-retained basis to Structured Asset Securities Corporation (the “Depositor”), which in turn will convey the Mortgage Loans and will assign such rights to SASCO Mortgage Loan Trust 2004-GEL3 (the “Issuer”) pursuant to the Transfer and Servicing Agreement, among the Issuer, the Master Servicer, the Depositor, The Murrayhill Company, as credit risk manager, and U.S. Bank National Association, as indenture trustee and custodian, which in turn will pledge the Mortgage Loans and such rights to the Indenture Trustee pursuant to the Indenture dated as of September 1, 2004 (the “Indenture”), between the Issuer and the Indenture Trustee;

WHEREAS, the Seller desires that the Servicer continue to service the Mortgage Loans, and the Servicer has agreed to do so, subject to the rights of the Seller and the Master Servicer to terminate the rights and obligations of the Servicer hereunder as set forth herein and to the other conditions set forth herein;

WHEREAS, the Seller and the Servicer agree that the provisions of the SWSA shall apply to the Mortgage Loans, but only to the extent provided herein and that this Agreement shall constitute a reconstitution agreement in connection with a Pass-Through Transfer (within the meaning of the SWSA) which shall govern the Mortgage Loans for so long as such Mortgage Loans remain subject to the provisions of the Transfer and Servicing Agreement;

WHEREAS, the Master Servicer and any successor master servicer shall be obligated, among other things, to supervise the servicing of the Mortgage Loans on behalf of the Indenture Trustee, and shall have the right to terminate the rights and obligations of the Servicer upon the occurrence and continuance of an Event of Default under this Agreement;

WHEREAS, the Servicer has agreed to service the Mortgage Loans on behalf of the Issuer, the Securityholders and the Indenture Trustee under the supervision of the Master Servicer pursuant to the terms of this Agreement;

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and the Servicer hereby agree as follows:

AGREEMENT

1.

Definitions.  Capitalized terms used and not defined in this Agreement, including Exhibit A hereto and any provisions of the SWSA incorporated by reference herein (regardless if such terms are defined in the SWSA), shall have the meanings ascribed to such terms in the Transfer and Servicing Agreement attached as Exhibit B hereto.

2.

Servicing.  The Servicer agrees, with respect to the Mortgage Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed under the provisions of the SWSA, except as otherwise provided herein and on Exhibit A hereto, and that the provisions of the SWSA, as so modified, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

The Servicer additionally agrees that the Servicer has and will continue to fully furnish, in accordance with the Fair Credit Reporting Act of 1970, as amended (the “Fair Credit Reporting Act”) and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories) on a monthly basis.  In addition, with respect to any Mortgage Loan serviced for a Fannie Mae pool, the Servicer shall transmit full credit reporting data to each of such credit repositories in accordance with Fannie Mae Guide Announcement 95-19 (November 11, 1995), a copy of which is attached hereto as Exhibit F, reporting each of the following statuses, each month with respect to a Mortgage Loan in a Fannie Mae pool: New origination, current, delinquent (30-60-90-days, etc), foreclosed or charged off.

3.

Trust Cut-off Date.  The parties hereto acknowledge that by operation of Sections 4.05 and 5.01 of the SWSA, the remittance on October 18, 2004 to the Indenture Trustee, for the benefit of the Issuer, is to include principal due after September 1, 2004 (the “Trust Cut-off Date”) plus interest at the Mortgage Loan Remittance Rate collected during the related Due Period exclusive of any portion thereof allocable to a period prior to the Trust Cut-off Date, with the adjustments specified in clauses (c) and (d) of Section 5.01 of the SWSA.

4.

Master Servicing; Termination of Servicer.  The Servicer, including any successor servicer hereunder, shall be subject to the supervision of the Master Servicer, which Master Servicer shall be obligated to ensure that the Servicer services the Mortgage Loans in accordance with the provisions of this Agreement.  The Master Servicer, acting on behalf of the Indenture Trustee and the Issuer, shall have the same rights as the Seller under the SWSA to enforce the obligations of the Servicer under the SWSA and the term “Purchaser” as used in the SWSA in connection with any rights of the Purchaser shall refer to the Master Servicer, except as otherwise specified in Exhibit A hereto.  The Master Servicer shall be entitled to terminate the rights and obligations of the Servicer under this Agreement upon the failure of the Servicer to perform any of its obligations under this Agreement, as provided in Article X (Default) of the SWSA.  Notwithstanding anything herein to the contrary, in no event shall the Master Servicer be required to assume any of obligations of the Seller under the SWSA; and, in connection with the performance of the Master Servicer’s duties hereunder, the parties and other signatories hereto agree that the Master Servicer shall be entitled to all of the rights, protections and limitations of liability afforded to the Master Servicer under the Transfer and Servicing Agreement.

5.

No Representations.  Neither the Servicer nor the Master Servicer shall be obligated or required to make any representations and warranties regarding the characteristics of the Mortgage Loans in connection with the transactions contemplated by the Transfer and Servicing Agreement or the Indenture and issuance of the Notes issued pursuant thereto.

6.

Notices.  All notices, consents, certificates or reports (collectively “written information”) required to be delivered hereunder between or among the parties hereto (including any third party beneficiary thereof) shall be in writing, may be in the form of facsimile or electronic transmission, and shall be deemed received or given when mailed first-class mail, postage prepaid, addressed to each other party at its address specified below or, if sent by facsimile or electronic mail, when facsimile or electronic confirmation of receipt by the recipient is received by the sender of such notice.  Each party may designate to the other parties in writing, from time to time, other addresses to which notices and communications hereunder shall be sent.

All written information required to be delivered to the Master Servicer under this Agreement shall be delivered to the Master Servicer at the following address:

Aurora Loan Services Inc.

2530 South Parker Road

Suite 601

Aurora, Colorado

Attn:  E. Todd Whittemore

Telephone:  (303) 632-3422

Facsimile:  (303) 632-4287

All remittances required to be made to the Master Servicer under this Agreement shall be on a scheduled/scheduled basis and made to the following wire account:

JPMorgan Chase Bank

New York, New York

ABA#:  021-000-021

Account Name:  Aurora Loan Services Inc.

Master Servicing Payment Clearance Account

Account Number:  666-611059

Beneficiary:  Aurora Loan Services Inc.

For further credit to:  SASCO 2004-GEL3

All written information required to be delivered to the Indenture Trustee hereunder shall be delivered to the Indenture Trustee at the following address:

U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107

Attention: Structured Finance Department, SASCO 2004-GEL3 Telephone:  (651) 495-3853
Facsimile:   (651) 495-8090

All written information required to be delivered to the Seller hereunder shall be delivered to LBH at the following address:

Lehman Brothers Holdings Inc.

745 Seventh Avenue, 7th Floor

New York, NY 10019

Attention:  Manager, Contract Finance (SASCO 2004-GEL3)

Telephone:  (212) 526-7000

Facsimile:   (212) 526-8950

All written information and notices required to be delivered to the Credit Risk Manager hereunder or the Credit Risk Management Agreement shall be delivered to the Credit Risk Manager at the following address:

The Murrayhill Company

1700 Lincoln Street, Suite 1600

Denver, Colorado 80203

Attention:  General Counsel (SASCO 2004-GEL3)

Telephone:  (720) 947-6947

Facsimile:   (720) 947-6598

All written information required to be delivered to the Servicer hereunder shall be delivered to its office at the address for notices as set forth in the SWSA.

7.

Acknowledgement.  The Servicer hereby acknowledges that the rights and obligations of the Bank under the SWSA will be assigned to the Seller on the Closing Date pursuant to the Assignment and Assumption Agreement; that such rights and obligations, as amended by this Agreement will, in turn, be re-assigned by the Seller to the Depositor under the Mortgage Loan Sale and Assignment Agreement; and that such rights and obligations will simultaneously be re-assigned by the Depositor to the Issuer under the Transfer and Servicing Agreement.  The Servicer agrees that the Assignment and Assumption Agreement, the Mortgage Loan Sale and Assignment Agreement and the Transfer and Servicing Agreement will each be a valid assignment and assumption agreement or other assignment document required pursuant to Sections 2.02 and 12.10 of the SWSA and will constitute a valid assignment and assumption of the rights and obligations of the Bank under the SWSA to the Seller, by the Seller to the Depositor, and by the Depositor to the Issuer, as applicable.  In addition, the initial holder of the ownership certificate of the Issuer will make a FASIT election on behalf of the Issuer.  The Servicer hereby consents to each such assignment and assumption and acknowledges the Issuer’s FASIT election.

8.

Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

9.

Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

10.

Reconstitution.  The Seller and the Servicer agree that this Agreement is a reconstituted agreement executed in connection with a “Pass-Through Transfer,” and that the date hereof is the “Reconstitution Date,” each as defined in the SWSA.

11.

Termination.  Upon the termination of the Issuer pursuant to Article VIII of the Transfer and Servicing Agreement, this Agreement shall terminate, and thereafter, the Mortgage Loans shall be serviced in accordance with the terms of the SWSA.  In the event that the SWSA was terminated prior to the termination of the Issuer, the Servicer and the Master Servicer shall enter into a replacement servicing agreement with respect to the Mortgage Loans, which agreement shall be similar to the SWSA in all material respects.  In the event that the Master Servicer and the Servicer fail to enter into a replacement servicing agreement promptly after the termination of the Issuer, the Master Servicer may transfer the servicing of the Mortgage Loans to a third party servicer at its sole discretion; provided that the Mortgage Loans shall be serviced in accordance with the terms of this Agreement until such time the servicing of the Mortgage Loans has been transferred to such third-party servicer.

Executed as of the day and year first above written.

LEHMAN BROTHERS HOLDINGS INC.,
as Seller

By:              /s/ Stanley Labanowski

Name:  Stanley Labanowski

Title:   Authorized Signatory

WELLS FARGO BANK, N.A.,

as Servicer

By:            /s/ Trisha Lowe

Name:  Trisha Lowe

Title:    Vice President

AURORA LOAN SERVICES, INC.,
as Master Servicer

By:            /s/ E. Todd Whittemore

Name:  E. Todd Whittemore

Title:    Executive Vice President

EXHIBIT A

MODIFICATIONS TO THE SWSA

1.

Unless otherwise specified herein, any provisions of the SWSA, including definitions, relating to (i) representations and warranties relating to the Mortgage Loans and not relating to the servicing of the Mortgage Loans, (ii) Mortgage Loan repurchase obligations, (iii) Whole Loan Transfers, Pass-Through Transfers and Reconstitutions, and (iv) Assignments of Mortgage, shall be disregarded.  The exhibits to the SWSA and all references to such exhibits shall also be disregarded.

2.

The definition of “Accepted Servicing Practices” in Article I is hereby amended in its entirety as follows:

Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices (i) of prudent mortgage lending institutions that service mortgage loans of the same type as such Mortgage Loans in the jurisdiction where the related Mortgaged Property is located and (ii) in accordance with applicable state, local and federal laws, rules and regulations.

3.

The definition of “Business Day” in Article I is hereby amended as follows:

(i)

by restating clause (ii) of such definition to read as follows:

(ii) a day on which banks and savings and loan institutions in the State of the State of California, the State of Colorado, the State of Iowa, the State of Maryland or the State of New York are authorized or obligated by law or executive order to be closed.

(ii)

by adding a new paragraph below clause (ii) as follows:

Where any reference is made to more than one Business Day, such reference, except as otherwise expressly provided, shall mean consecutive Business Days.

4.

The definition of “Custodial Agreement” in Article I is hereby amended in its entirety to read as follows:

Custodial Agreements:  The custodial agreements relating to the custody of the Mortgage Loans, each between a Custodian and the Indenture Trustee, as acknowledged by the Seller, the Depositor, the Master Servicer and the related Servicers, each dated September 1, 2004.

5.

The definition of “Custodian” in Article I is hereby amended in its entirety to read as follows:

Custodians: U.S. Bank National Association, Deutsche Bank National Trust Company, LaSalle Bank National Association and Wells Fargo Bank, N.A., and their respective successors and assigns or any successors to the Custodians under the Custodial Agreements as provided therein.

6.

The definition of “Determination Date” in Article I is hereby amended in its entirety to read as follows:

Determination Date: The 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of the month of the related Remittance Date.

7.

New definitions of “Eligible Deposit Account” and “Eligible Institution” are added to Article I to immediately precede the definition of “Errors and Omissions Insurance Policy” and to read as follows:

Eligible Deposit Account:  An account that is maintained with a federal or state-chartered depository institution or trust company that complies with the definition of Eligible Institution.

Eligible Institution:  Any of the following:

(i)

an institution whose:

(A)

commercial paper, short-term debt obligations, or other short-term deposits are rated at least “A-1+” or long-term unsecured debt obligations are rated at least “AA-” by S&P, if the amounts on deposit are to be  held in the account for no more than 365 days; or

(B)

commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least “A-2” by S&P, if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement.  Upon the loss of the required rating set forth in this clause (ii), the accounts shall be transferred immediately to accounts which have the required rating.  Furthermore, commingling by the Servicer is acceptable at the A-2 rating level if the Servicer is a bank, thrift, or depository and provided the Servicer has the capability to immediately segregate funds and commence remittance to an Eligible Deposit Account upon a downgrade; or

(ii)

the  corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity.

8.

The definition of “First Remittance Date” in Article I is hereby deleted in its entirety.

9.

A new definition of “Foreclosure Restricted Loans” is hereby added to Article I immediately following the definition of “First Remittance Date”

Foreclosure Restricted Loan:  Any Mortgage Loan that is 60 days or more delinquent in payment as of October 1, 2004, each of which is listed on Exhibit G hereto.

10.

New definitions of “MERS,” “MERS Eligible Mortgage Loan” and “MERS Mortgage Loan” are hereby added to Article I immediately following the definition of “Loan-to-Value Ratio or LTV” to read as follows:

MERS:  Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

MERS Eligible Mortgage Loan:  Any Mortgage Loan that has been designated by the Servicer as recordable in the name of MERS, as nominee.

MERS Mortgage Loan:  Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as nominee for the holder from time to time of the related Mortgage Note.

11.

The definition of “Mortgage Interest Rate” in Article I is hereby amended by adding the phrase “net of any Relief Act Reduction” to the end of such definition.

12.

The definition of “Mortgage Loan Documents” in Article I is hereby amended by replacing the words “addenda and riders” with the words “addenda, riders and modification agreements” in each instance.

13.

The definition of “Mortgage Loan Schedule” in Article I is hereby amended by deleting the word “and” in clause (15) and adding new clauses (17) and (18) to read as follows:

“(17) any MERS identification number (if available) with respect to each MERS Mortgage Loan or MERS Eligible Mortgage Loan; and (18) a Prepayment Charge Schedule.”

14.

New definitions of “Non-MERS Eligible Mortgage Loan” and “Non-MERS Mortgage Loans” are hereby added to Article I immediately following the definition of “Mortgagor” to read as follows:

Non-MERS Eligible Mortgage Loan:  Any Mortgage Loan other than a MERS Eligible Mortgage Loan.

Non-MERS Mortgage Loan:  Any Mortgage Loan other than a MERS Mortgage Loan.

15.

The definition of “Opinion of Counsel” in Article I is hereby amended by changing the word “Purchaser” therein to “Indenture Trustee and the Master Servicer” and adding the following words at the end of such definition:

; provided that any Opinion of Counsel relating to (a) qualification of the Mortgage Loans in a FASIT or (b) compliance with the FASIT Provisions, must be an opinion of counsel reasonably acceptable to the Indenture Trustee, the Master Servicer and the Seller, who (i) is in fact independent of the Servicer and any master servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Servicer or any master servicer of the Mortgage Loans or in an affiliate of either and (iii) is not connected with the Servicer or any master servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.  Any Opinion of Counsel delivered by independent counsel pursuant to clause (a) or (b) above shall be either the expense of the requesting party or the Issuer.

16.

The definition of “PMI Policy” is hereby amended by removing the period after the word “Insurer” and adding the following after the word “Insurer”:

“as required by this Agreement or the Transfer and Servicing Agreement with respect to a Mortgage Loan and whether acquired by the Mortgagor, the lender or the Seller on behalf of the Issuer.”

17.

New definitions of “Prepayment Charge,” “Prepayment Charge Schedule” and “Prepayment Interest Shortfall Amount” are added to Article I to immediately precede the definition of “Principal Prepayment Period” and to read as follows:

Prepayment Charge: means with respect to any Mortgage Loan and Distribution Date, the charges or premiums, if any, exclusive of any servicing charges collected by the Servicer in connection with a Mortgage Loan payoff, due in connection with a full prepayment of such Mortgage Loan during the Principal Prepayment Period in accordance with the terms thereof (other than any Servicer Prepayment Charge Payment Amount).

Prepayment Charge Schedule: means a data field in the Schedule of Mortgage Loans attached as Schedule I hereto which indicates the amount and method of calculation of the Prepayment Charge and the period during which such Prepayment Charge is imposed with respect to a Mortgage Loan.

Prepayment Interest Shortfall Amount: means, with respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan’s Due Date in such Due Period, the amount of interest (net of the related Servicing Fee for Principal Prepayments in full only) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

18.

The definition of “Qualified Depository” in Article I is hereby deleted in its entirety.

19.

A new definition of “Realized Loss” is added to Article I immediately following the definition of “Rating Agencies” to read as follows:

Realized Loss:  With respect to each Liquidated Mortgage Loan (as defined in the Transfer and Servicing Agreement), an amount equal to (i) the unpaid principal balance of such Mortgage Loan as of the date of liquidation, minus (ii) Liquidation Proceeds received, to the extent allocable to principal, net of amounts that are reimbursable therefrom to the Master Servicer or the Servicer with respect to such Mortgage Loan (other than Monthly Advances of principal) including expenses of liquidation.

20.

A new definition of “Relief Act Reduction” is hereby added to Article I immediately following the definition of “Record Date” to read as follows:

Relief Act Reduction:  With respect to any Mortgage Loan as to which there has been a reduction in the amount of the interest collectible thereon as a result of the application of the Servicemembers Civil Relief Act, any amount by which interest collectible on such Mortgage Loan for the Due Date in the related Due Period is less than the interest accrued thereon for the applicable one-month period at the Mortgage Interest Rate without giving effect to such reduction.

21.

The definition of “Remittance Date” in Article I is hereby amended by deleting “, beginning with the First Remittance Date.”

22.

The definition of “REO Property” in Article I is hereby amended by replacing the word “Purchaser” with “Indenture Trustee and the Issuer.”

23.

A new definition of “Sarbanes Certifying Party” is added to Article I immediately after the definition of “Repurchase Price” to read as follows:

Sarbanes Certifying Party: means a Person who files a Sarbanes-Oxley Certification directly with the Securities and Exchange Commission on behalf of the Issuer pursuant to the Sarbanes-Oxley Act of 2002.

24.

A new definition of “Servicer Prepayment Charge Payment Amount” is added to Article I immediately after the definition of “Repurchase Price” to read as follows:

Servicer Prepayment Charge Payment Amount: means any amounts paid by the Servicer as a result of an impermissible waiver of a Prepayment Charge pursuant to Section 4.01 of this Agreement.

25.

The definition of “Servicing Advances” in Article I is hereby amended in its entirety to read as follows:

Servicing Advances:  All customary, reasonable and necessary “out of pocket” costs and expenses other than Monthly Advances (including reasonable attorneys’ fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, inspection, restoration and protection of the Mortgaged Property, (b) any enforcement or administrative or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property (including costs incurred in connection with environmental inspections or other related costs of foreclosure of Mortgaged Property potentially contaminated by hazardous or toxic substance or wastes in accordance with Section 4.02 hereof) if the Mortgaged Property is acquired in satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property, and PMI Policy premiums and fire and hazard insurance coverage, (e) any losses sustained by the Servicer with respect to the liquidation of the Mortgaged Property and (f) compliance with the obligations pursuant to the provisions of the FHLMC Guide.

26.

Section 2.01 (Conveyance of Mortgage Loans; Possession of Mortgage Files; Maintenance of Servicing Files) is hereby amended by deleting the first paragraph thereof and replacing the word “Purchaser” with the words “Indenture Trustee and the Issuer” in each instance.

27.

Section 2.02 (Books and Records; Transfers of Mortgage Loans) is hereby amended as follows:

(i)

by replacing the reference to “Purchaser” in the first paragraph and the second sentence of the second paragraph of such section with “Indenture Trustee and the Issuer;”

(ii)

by replacing the third paragraph of such section in its entirety with the following:

The Servicer shall maintain with respect to each Mortgage Loan and shall make available for inspection by the Master Servicer or its designee the related Servicing File during the time the Issuer, subject to the lien of the Indenture Trustee, retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations; and

(iii)

by adding the following paragraph as the last paragraph of such section:

Only if so requested by the Seller or the Master Servicer, the Servicer, at the Depositor’s                expense, shall cause to be properly prepared and recorded as Assignment of Mortgage in favor of the Indenture Trustee with respect to each NON-MERS Mortgage Loan in each public recording office where such NON-MERS Mortgage Loans are recorded, as soon as practicable after the Closing Date (but in no event more than 90 days thereafter to the extent delays are caused by the applicable recording office).

28.

The parties acknowledge that the fourth paragraph of Section 2.02 shall be inapplicable to this Agreement.

29.

The parties acknowledge that Section 2.03 (Delivery of Documents) shall be superceded by the provisions of the Custodial Agreement.

30.

Section 3.01(c) (No Conflicts) is hereby amended by deleting the words “the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser.”

31.

Section 3.01(f) (Ability to Perform) is hereby amended by deleting the second and third sentences thereof.

32.

Section 3.01(h) (No Consent Required) is hereby amended by deleting the words “or the sale of the Mortgage Loans.”

33.

Section 3.01(j) (Sale Treatment) and Section 3.01(l) (No Brokers’ Fees) shall be inapplicable to this Agreement.

34.

New paragraphs are hereby added at the end of Section 3.01 (Company Representations and Warranties) to read as follows:

It is understood and agreed that the representations and warranties set forth in clauses (a) through (h) and clause (k) of this Section 3.01 shall survive the engagement of the Servicer to perform the servicing responsibilities hereunder and the delivery of the Servicing Files to the Servicer and shall inure to the benefit of the Issuer, the Indenture Trustee and the Master Servicer.  Upon discovery by any of the Servicer, the Master Servicer or the Indenture Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interest of the Indenture Trustee or the Issuer, the party discovering such breach shall give prompt written notice to the other.

Within 60 days of the earlier of either discovery by or notice to the Servicer of any breach of a representation or warranty set forth in Section 3.01 which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Servicer shall, at the option of the Indenture Trustee, assign the Servicer’s rights and obligations under this Agreement (or respecting the affected Mortgage Loans) to a successor Servicer selected by the Indenture Trustee with the prior consent and approval of the Master Servicer.  Such assignment shall be made in accordance with Section 12.01.

In addition, the Servicer shall indemnify (from its own funds) the Indenture Trustee, the Issuer and the Master Servicer and hold each of them harmless against any costs resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer’s representations and warranties contained in this Agreement.  It is understood and agreed that the remedies set forth in this Section 3.01 constitute the sole remedies of the Master Servicer, the Issuer and the Indenture Trustee respecting a breach of the foregoing representations and warranties.  The foregoing shall not limit, however, any remedies available to the Master Servicer, the Indenture Trustee or the Issuer available pursuant to any other agreement related hereto.

Any cause of action against the Servicer relating to or arising out of the breach of any representations and warranties made in Section 3.01 shall accrue upon (i) discovery of such breach by the Servicer or notice thereof by the Indenture Trustee or the Master Servicer to the Servicer, (ii) failure by the Servicer to cure such breach within the applicable cure period, and (iii) demand upon the Servicer by the Indenture Trustee or the Master Servicer for compliance with this Agreement.

35.

Section 3.03 (Repurchase) is hereby amended by replacing each reference to “Purchaser” or “Purchaser’s” with “Indenture Trustee” or “Indenture Trustee’s.”

36.

Section 4.01 (Company to Act as Servicer) is hereby amended as follows:

(i)

by replacing the word “Purchaser” in the fifth and thirteenth lines of the second paragraph thereof with “Indenture Trustee and the Issuer;”

(ii)

by adding the following after the word “Policy” in the sixth line of the second paragraph:

, provided, however, that the Company shall not make any future advances with respect to a Mortgage Loan, and (except in the case where the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Company, imminent and the Company has obtained the prior written consent of the Purchaser) the Company shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment of principal (except for actual payments of principal) or change the Maturity Date of such Mortgage Loan unless the Servicer shall have provided to the Master Servicer and the Indenture Trustee an Opinion of Counsel in writing to the effect that such modification, waiver or amendment would not cause an Adverse FASIT Event.  The costs of obtaining such Opinion of Counsel shall be a reimbursable expense to the Servicer from the Custodial Account pursuant to Section 4.05.  Promptly after the execution of any assumption, modification, consolidation or extension of any Mortgage Loan, the Servicer shall forward to the Master Servicer copies of any documents evidencing such assumption, modification, consolidation or extension.

(iii)

by replacing the word “Purchaser” in the last sentence of the second paragraph thereof with “Indenture Trustee;”

(iv)

by adding the following sentence as the last sentence of the second paragraph:

The Servicer shall notify the Credit Risk Manager, prior to the charge off of any Mortgage Loan, and provide the Credit Risk Manager with copies of any related cost-benefit analyses which the Servicer has performed in connection with the decision to charge off such Mortgage Loan; and

(vi)

by adding the following paragraph after the second paragraph:

The Servicer or any designee of the Servicer shall not waive any Prepayment Charge with respect to any Mortgage Loan which contains a Prepayment Charge and which prepays during the term of the penalty.  If the Servicer or its designee fails to collect the Prepayment Charge upon any prepayment of any Mortgage Loan which contains a Prepayment Charge, the Servicer shall pay to the Issuer at such time by means of a deposit into the Custodial Account an amount equal to the Prepayment Charge which was not collected; provided, however, the Servicer shall not have any obligation to pay the amount of any uncollected Prepayment Charge under this Section 4.01 if the failure to collect such amount is the result of inaccurate or incomplete information on the Prepayment Charge Schedule provided by the Seller and which is included as part of the Schedule of Mortgage Loans at Schedule I attached hereto.  Notwithstanding the above, the Servicer or its designee may waive (and shall waive, in the case of (iv) below) a Prepayment Charge without remitting the amount of the foregone Prepayment Charge to the Custodial Account if (i) such waiver relates to a prepayment which is not a result of a refinancing by the Servicer or any of its affiliates and (ii) the Mortgage Loan is in default or foreseeable default and such waiver (a) is standard and customary in servicing similar mortgage loans to the Mortgage Loans and (b) would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan, (iii) the collection of the Prepayment Charge would be in violation of applicable laws or (iv) notwithstanding any state or federal law to the contrary, any Prepayment Charge in any instance when the mortgage debt is accelerated as the result of the borrower’s default in making the loan payments.

37.

Section 4.02 (Liquidation of Mortgage Loans) is hereby amended as follows:

(i)

by adding the following to the end of the second sentence thereof:

no later than such 90th day; provided, however, that the Servicer is required to commence foreclosure proceedings on the 65th day of such delinquency if the Servicer determines no alternative resolution strategy would be effective.

(ii)

by replacing the word “Purchaser” in the seventh and sixteenth lines of the first paragraph thereof with “Indenture Trustee and the Issuer;”

(iii)

by replacing the word “Purchaser” in the first and third sentence of the second paragraph thereof with “Indenture Trustee;”

(iv)

by deleting the second sentence of the second paragraph thereof; and

(v)

by amending and restating the third paragraph thereof in its entirety as follows:

In the event that the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure.  In the event that the environmental inspection report is inconclusive as to the whether or not the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Servicer shall not, without the prior approval of the Master Servicer, proceed with foreclosure or acceptance of a deed in lieu of foreclosure.  In such instance, the Master Servicer shall be deemed to have approved such foreclosure or acceptance of a deed in lieu of foreclosure unless either notifies the Servicer in writing, within five (5) days after its receipt of written notice of the proposed foreclosure or deed in lieu of foreclosure from the Servicer, that it disapproves of the related foreclosure or acceptance of a deed in lieu of foreclosure.  The Servicer shall be reimbursed for all Servicing Advances made pursuant to the preceding paragraph and this paragraph with respect to the related Mortgaged Property from the Custodial Account.

38.

Section 4.04 (Establishment of and Deposits to Custodial Account) is hereby amended as follows:

(i)

by amending and restating the first paragraph thereof as follows:

The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled “Wells Fargo Bank, N.A., in trust for the Indenture Trustee for the SASCO 2004-GEL3 Trust.”  Each Custodial Account shall be an Eligible Deposit Account established with an Eligible Institution.  All funds deposited in the Custodial Account shall at all times be insured to the fullest extent allowed by applicable law.  Funds deposited in the Custodial Account may be drawn on by the Company in accordance with Section 4.05.  The creation of any Custodial Account shall be evidenced by a certification in the case of an account established with the Company, or by a letter agreement in the case of an account held by a depository other than the Company, each in the forms attached hereto as Exhibit E.  A copy of such certification or letter agreement shall be furnished to the Purchaser or any subsequent purchaser, upon request.

(ii)

by replacing clause (viii) in its entirety with the following:

(viii)

the amount of any Prepayment Interest Shortfall Amount, such amount to be made from the Servicer’s own funds, without reimbursement therefor;

39.

Section 4.05 (Permitted Withdrawals From Custodial Account) is hereby amended as follows:

(i)

by replacing the last five lines of clause (ii) thereof with the following:

of the Issuer; provided however, that in the event that the Servicer determines in good faith that any unreimbursed Monthly Advances will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Monthly Advance was made or from Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan, the Servicer may reimburse itself for such amounts from the Custodial Account, it being understood, in the case of any such reimbursement, that the Servicer’s right thereto shall be prior to the rights of the Issuer; and

(ii)

by amending clause (v) thereof by adding the words “Section 4.01 and” before the reference to Section 8.01; and

(iii)

by adding a new clause (x) to read as follows:

(x)

to transfer funds to another Eligible Institution in accordance with Section 4.09 hereof.

40.

Section 4.06 (Establishment of and Deposits to Escrow Account) shall be amended by amending and restating the first paragraph thereof as follows:

The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled “Wells Fargo Bank, N.A., in trust for the Indenture Trustee for the SASCO 2004-GEL3 Trust.”  Each Custodial Account shall be an Eligible Deposit Account established with an Eligible Institution.  All funds deposited in the Custodial Account shall at all times be insured to the fullest extent allowed by applicable law.  Funds deposited in the Custodial Account may be drawn on by the Company in accordance with Section 4.07.  The creation of any Custodial Account shall be evidenced by a certification in the case of an account established with the Company, or by a letter agreement in the case of an account held by a depository other than the Company, each in the forms attached hereto as Exhibit F.  A copy of such certification or letter agreement shall be furnished to the Purchaser or any subsequent purchaser, upon request.

41.

Section 4.07 (Permitted Withdrawals From Escrow Account) is hereby amended by adding a new clause (x) to read as follows:

(x)

to transfer funds to another Eligible Institution in accordance with Section 4.09 hereof.

42.

Section 4.09 (Protection of Accounts) is hereby amended in its entirety as follows:

The Company may transfer the Custodial Account or any Escrow Account to a different Eligible Institution from time to time; provided that in the event the Custodial Account or any Escrow Account is held in a depository institution or trust company that ceases to be an Eligible Institution, the Company shall transfer such Custodial Account or Escrow Account, as the case may be, to an Eligible Institution.  The Company shall bear any expenses, losses or damages sustained by the Indenture Trustee and the Issuer because the Custodial Account and/or the Escrow Account are not demand deposit accounts.

43.

Section 4.12 (Maintenance of Fidelity Bond and Errors and Omissions Insurance) is hereby amended as follows:

(i)

by replacing the words “any Purchaser” in the fifteenth line of such section with “the Indenture Trustee or the Master Servicer;”

(ii)

by replacing the reference to “Purchaser” in the fifteenth line with “requesting party;” and

(iii)

by replacing the reference to “Purchaser” in the last line of such section with “Indenture Trustee and the Master Servicer.”

44.

Section 4.14 (Restoration of Mortgaged Property) is hereby amended by replacing the word “Purchaser” in the last sentence thereof with “Indenture Trustee or Issuer.”

45.

Section 4.15 (Maintenance of PMI Policy; Claims) is hereby amended by replacing the word “Purchaser” in the second line thereof with “Master Servicer, Indenture Trustee or Issuer.”

46.

Section 4.16 (Title, Management and Disposition of REO Property) is hereby amended as follows:

(i)

by replacing the word “Purchaser” in each place it appears in the first paragraph thereof with “Issuer;”

(ii)

by replacing the word “Purchaser” in each place it appears in the second paragraph thereof with “the Indenture Trustee on behalf of the Issuer;”

(iii)

by replacing the reference to “one year” in the sixth line of the third paragraph thereof with “three years;” and

(iv)

by adding two new paragraphs after the third paragraph thereof to read as follows:

In the event that the Issuer, subject to the lien of the Indenture Trustee, acquires any REO Property in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property not later than the end of the third taxable year after the year of its acquisition by the Issuer, subject to he lien of the Indenture Trustee, unless the Servicer has applied for and received a grant of extension from the Internal Revenue Service to the effect that, under the FASIT Provisions and any relevant proposed legislation and under applicable state law, the applicable Trust FASIT may hold REO Property for a longer period without adversely affecting the FASIT status of any FASIT formed pursuant to the Transfer and Servicing Agreement or causing the imposition of a federal or state tax upon any such FASIT and has notified the Master Servicer of such extension being granted by providing a copy of the application and the grant of such extension to the Master Servicer.  If the Servicer has received such an extension, then the Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the “Extended Period”).  If the Servicer has not received such an extension and the Servicer is unable to sell the REO Property within the period ending 3 months before the end of such third taxable year after its acquisition by the Issuer, subject to the lien of the Indenture Trustee, or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end of the three year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property’s fair market value as acceptable to the Master Servicer or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.  The Indenture Trustee shall (i) sign any document prepared and delivered to it by the Servicer or (ii) take any other action, in the case of each of (i) and (ii) reasonably requested by the Servicer, which would enable the Servicer, on behalf of the Issuer, subject to the lien of the Indenture Trustee, to request such grant of extension.

Notwithstanding any other provisions of this Agreement, no REO Property acquired by the Issuer, subject to the lien of the Indenture Trustee, shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Issuer, subject to the lien of the Indenture Trustee, in such a manner or pursuant to any terms that would:  (i) cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860L(c)(3) of the Code; or (ii) subject any FASIT formed pursuant to the Transfer and Servicing Agreement to the imposition of any federal income taxes on the income earned from such REO Property, unless the Servicer has agreed to indemnify and hold harmless the Issuer and the Indenture Trustee with respect to the imposition of any such taxes.

(v)

by replacing the word “advances” in the sixth line of the fifth paragraph thereof with “Monthly Advances;”

(vi)

by replacing the word “Purchaser” in the last line of the fifth paragraph thereof with “Issuer;” and

(vii)

by adding the following as the penultimate paragraph of Section 4.16:

Prior to acceptance by the Servicer of an offer to sell any REO Property of which the Issuer is the owner for a sale price that is less than 90% of the unpaid principal balance of the related Mortgage Loan, the Servicer shall notify the Master Servicer of such offering in writing which notification shall set forth all material terms of said offer (each a “Notice of Sale”).  The Master Servicer shall be deemed to have approved the sale of any REO Property unless it notifies the Servicer in writing within five (5) Business Days after its receipt of the related Notice of Sale, that it disapproves of the related sale, in which case the Servicer shall not proceed with such sale; provided, however, the Master Servicer shall not take any action which would prevent the Servicer from disposing of any REO Property within the time period specified under the FASIT Provision of the Code.

47.

Section 4.17 (Real Estate Owned Reports) is hereby amended as follows:

(a)

by replacing the word “Purchaser” with the words “Master Servicer and Credit Risk Manager”; and

(b)

by replacing the words “Remittance Date” with “tenth calendar day of.”

48.

A new Section 4.25 (Foreclosure Restricted Loans) is hereby added to read as follows:

4.25

Foreclosure Restricted Loans.

Within ten (10) Business Days of the Servicer becoming aware that the first formal legal proceedings for foreclosure (or deed-in-lieu of foreclosure or similar) are instituted with respect to any Foreclosure Restricted Loan on or before the first anniversary of the Closing Date (provided that such proceedings are instituted in a timely manner in accordance with the terms of this Agreement and with Accepted Servicing Practices), the Servicer shall notify the Master Servicer.  Upon receipt of such notification, the Seller must, pursuant to the terms of the Mortgage Loan Sale Agreement and within five (5) Business Days thereafter, either repurchase the Foreclosure Restricted Loan or substitute a Qualifying Substitute Mortgage Loan for the affected Mortgage Loan.  If the Seller shall fail to repurchase or substitute for such Foreclosure Restricted Loan within five (5) Business Days, the Servicer shall continue foreclosure proceedings consistent with the terms of this Agreement and Accepted Servicing Practices.  Solely for clarification purposes, Accepted Servicing Practices shall not permit the Servicer to delay foreclosure (or deed-in-lieu of foreclosure or similar) proceedings if a purpose of such delay is to avoid the notice, purchase or substitution obligations described herein.

49.

Section 5.02 (Statements to Purchaser) is hereby deleted in its entirety and replaced with the following:

Section 5.02

Statements to Master Servicer.

Not later than the tenth calendar day of each month (or if such calendar day is not a Business Day, the immediately succeeding Business Day), the Servicer shall furnish to the Master Servicer (i) a monthly remittance advice in the format set forth in Exhibit D-1 hereto and a monthly defaulted loan report in the format set forth in Exhibit D-2 hereto (or in such other format mutually agreed to between the Servicer and the Master Servicer) relating to the period ending on the last day of the preceding calendar month and (ii) all such information required pursuant to clause (i) above on a magnetic tape or other similar media reasonably acceptable to the Master Servicer; provided, however, the information required by Exhibit D-2 is limited to that which is readily available to the Servicer and is mutually agreed to by the Servicer and Master Servicer.

The Servicer shall provide the Master Servicer with such information available to it concerning the Mortgage Loans as is necessary for the Indenture Trustee to prepare the Issuer’s federal income tax return as the Indenture Trustee may reasonably request from time to time.

50.

Section 5.03 (Monthly Advances by Company) is hereby amended by deleting the last sentence thereof.

51.

A new Section 5.04 (Servicing and Administration of the Bulk PMI Policies) is hereby added to Article V to read as follows:

Section 5.04  Servicing and Administration of the Bulk PMI Policies

(a)

The Servicer shall take all such actions on behalf of the Indenture Trustee as are necessary to service, maintain and administer the PMI Policies acquired by the Seller on behalf of the Issuer with respect to certain Mortgage Loans with LTVs at origination in excess of 80% (the “Bulk PMI Policies”) as identified at Schedule II hereto, and to perform and enforce the rights under such Bulk PMI Policies on behalf of the Issuer.  Except as expressly set forth herein, the Servicer shall have full authority on behalf of the Issuer to do anything it reasonably deems appropriate or desirable in connection with the servicing, maintenance and administration of the PMI Policies.  The Servicer shall not take, or permit any subservicer to modify or otherwise permit an assumption of a Mortgage Loan covered by a Bulk PMI Policy or take any other action with respect to such Mortgage Loan which would result in non-coverage under the applicable Bulk PMI Policy of any loss which, but for the actions of the Servicer or subservicer, would have been covered thereunder.  To the extent coverage is available, the Servicer shall keep or cause to be kept in full force and effect the Bulk PMI Policies for as long as any Notes are outstanding.  The Servicer shall cooperate with the Qualified Insurers issuing the Bulk PMI Policies and shall use its best efforts to furnish all reasonable aid, evidence and information in the possession of the Servicer to which the Servicer has access with respect to any covered Mortgage Loan; provided, however, notwithstanding anything to the contrary contained in the Bulk PMI Policies, the Servicer shall not be required to submit any reports to the Qualified Insurers issuing such Bulk PMI Policies until a reporting date that is at least 15 days after the Servicer has received sufficient loan level information from the Seller to appropriately code its servicing system in accordance with each of such Qualified Insurer’s requirements.

(b)

The Servicer shall deposit into the Custodial Account pursuant to Section 4.04 hereof all Insurance Proceeds received from the Bulk PMI Policies.

(c)

Notwithstanding the provisions of (a) and (b) above, the Servicer shall not take any action in regard to the Bulk PMI Policies inconsistent with the rights and interests of the Indenture Trustee or the Noteholders under this Agreement.

(d)

The Master Servicer shall be responsible for calculating and remitting premiums due on any Bulk PMI Policies (to the extent applicable) to the applicable Qualified Insurer from amounts on deposit in the Custodial Account.

(e)

The Indenture Trustee shall furnish the Servicer with any powers of attorney and other documents (within fifteen (15) days upon request from the Servicer) in form as provided to it necessary or appropriate to enable the Servicer to service and administer the Bulk PMI Policies; provided, however, that the Indenture Trustee shall not be liable for the actions of the Servicer under such powers of attorney.  The Servicer shall not without the Indenture Trustee’s written consent: (i) initiate any action, suit or proceedings solely under the Indenture Trustee’s name without indicating the Servicer’s representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Indenture Trustee to be registered to do business in any state.  The Servicer shall indemnify the Indenture Trustee for any and all costs, liabilities and expenses incurred by the Indenture Trustee in connection with the negligent or willful misuse of such powers of attorney by the Servicer.

52.

Section 6.02 (Satisfaction of Mortgages and Release of Mortgage Files) is hereby amended by replacing the word “Purchaser” in the third line of the second paragraph thereof with “Issuer.”

53.

Section 6.04 (Annual Statement as to Compliance) is hereby amended as follows:

(i)

by adding “(a)” prior to the first paragraph of such Section;

(ii)

by replacing the reference to “Purchaser” therein with “Master Servicer and any Sarbanes Certifying Party;” and

(iii)

by adding the following paragraph after the first paragraph of such Section:

(b)

For so long as a certificate under the Sarbanes-Oxley Act of 2002, as amended, (“Sarbanes-Oxley”) is required to be given on behalf of the Issuer, no later than February 28th of each year, commencing February 28, 2005, (or if not a Business Day, the immediately preceding Business Day), or at any other time that a Sarbanes Certifying Party provides a certification pursuant to Sarbanes-Oxley and upon thirty (30) days’ written request of such parties, an officer of the Servicer shall execute and deliver an Officer’s Certificate to the Sarbanes Certifying Party for the benefit of the Issuer and the Sarbanes Certifying Party and its officers, directors and affiliates, in a form substantially similar to Exhibit E hereto.

54.

Section 6.05 (Annual Independent Public Accountants’ Servicing Report) is hereby amended by replacing the reference to “Purchaser” therein with the words “Master Servicer and any Sarbanes Certifying Party.”

55.

Section 6.06 (Right to Examine Company Records) is hereby deleted in its entirety and replaced with the following:

Section 6.06   Right to Examine Company Records.

If any of the Master Servicer or the Indenture Trustee provides reasonable prior written notice, any such party and its respective accountants, attorneys, or designees may examine the Servicing Files relating to the Mortgage Loans and the REO Properties during normal business hours of the Servicer at the Issuer’s expense.  The examining party or parties shall provide to the Servicer a copy of any report generated in connection with any such examination.  In addition, the Servicer shall provide to the Master Servicer and the Indenture Trustee any other information, related to the Mortgage Loans and the Properties, reasonably requested by such parties.

56.

A new Section 7.03 (Compensating Interest) is hereby added to Article VII to immediately follow Section 7.02 and to read as follows:

Section 7.03  Compensating Interest

The Servicer shall deposit in the Custodial Account on a daily basis, and retain therein with respect to each Principal Prepayment, the Prepayment Interest Shortfall Amount, if any, for the month of distribution.  Such deposit shall be made from the Servicer’s own funds, without reimbursement therefor up to a maximum amount of the Servicing Fee actually received for such month for the Mortgage Loans.

57.

Section 8.01 (Indemnification; Third Party Claims) is amended as follows:

(i)

by replacing the word “Purchaser” in the first line thereof with the words “Issuer, the Indenture Trustee, the Depositor and the Master Servicer;”

(ii)

by replacing the word “Purchaser” in the third line and sixth line thereof with the words “Indenture Trustee, the Depositor, the Issuer or Master Servicer;”

(iii)

by adding the following at the end of the first sentence thereof:

“(including, but not limited to its obligation to provide the certification pursuant to Section 6.04(b) hereunder) or for any inaccurate or misleading information provided in the certification required pursuant to Section 6.04(b)”

(iv)

by replacing the word “Purchaser” in the seventh line thereof with the words “Indenture Trustee, the Depositor, Issuer and the Master Servicer, which consent shall not be unreasonably withheld;”

(v)

by replacing the word “Purchaser” in the tenth line thereof with “the Master Servicer, the Indenture Trustee, the Depositor or the Issuer;” and

(vi)

by replacing the word “Purchaser” in the last sentence thereof with “Issuer.”

58.

Section 8.02 (Merger or Consolidation of the Company) is hereby amended by adding the words “,with the prior written consent of the Indenture Trustee and the Master Servicer,” between the words “shall” and “be” in the third line of the second paragraph thereof; and

59.

Section 8.03 (Limitation on Liability of Company and Others) is amended as follows:

(i)

by replacing the word “Purchaser” in the second and thirteenth lines thereof to “Issuer, the Indenture Trustee or the Master Servicer;” and

(ii)

by replacing the word “Purchaser” in the last line thereof to “Issuer.”

60.

Section 8.04 (Limitation on Resignation and Assignment by Company) is hereby amended as follows:

(i)

by replacing the word “Purchaser” in the seventh line of the first paragraph thereof, in the second, fifth and sixth lines of the second paragraph thereof and in the fourth line of the third paragraph thereof with “Master Servicer and the Indenture Trustee;” and

(ii)

by replacing the word “Purchaser” in the fifth line of the third paragraph thereof with “Master Servicer.”

61.

Section 9.01 (Removal of Mortgage Loans from Inclusion Under this Agreement) is hereby amended by adding the words “or as may be required by applicable law or regulation” immediately following the words “Exhibit G” in the seventh line of clause (c) thereof.

62.

Section 10.01 (Events of Default) is hereby amended as follows:

(i)

by replacing all references to “Purchaser” with “Master Servicer;”

(ii)

by replacing the reference to “five days” with “two Business Days” in clause (i) thereof;

(iii)

by adding the words “within the applicable cure period” after the word “remedied” in the first line of the second paragraph thereof;

(iv)

by replacing the word “Upon” in the first line of the third paragraph with “Within 90 days of;” and

(v)

by adding the following proviso at the end of the first sentence of the third paragraph thereof:

; provided, however, the obligation of the Master Servicer or other successor servicer to make Monthly Advances not made by the defaulting Servicer shall be effective immediately upon receipt of such notice by the defaulting Servicer.

63.

Section 10.02 (Waiver of Defaults) is hereby amended by replacing the reference to “Purchaser” with “Master Servicer with the prior written consent of the Indenture Trustee.”

64.

Section 11.01 (Termination) is hereby amended as follows:

(i)

by deleting clause (ii) thereof in its entirety and replacing it with the following:

(ii)  mutual consent of the Servicer and the Indenture Trustee in writing, provided such termination is also acceptable to the Master Servicer and the Rating Agencies; and

(ii)

by adding the following sentence after the first sentence of Section 11.01:

At the time of any termination of the Servicer pursuant to Section 11.01, the Servicer shall be entitled to all accrued and unpaid Servicing Fees and unreimbursed Servicing Advances and Monthly Advances; provided, however, in the event of a termination for cause under Section 10.01 hereof, such unreimbursed amounts shall not be reimbursed to the Servicer until such amounts are received by the Issuer from the related Mortgage Loans.

65.

Section 11.02 (Termination Without Cause) is hereby amended as follows:

(i)

by deleting the first paragraph thereof and replacing it with the following:

Upon 30 days’ prior notice, in writing and delivered to the Indenture Trustee, the Master Servicer and the Servicer by registered mail as provided in Section 12.05, the Seller may terminate the rights and obligations of the Servicer under this Agreement without cause.  The Servicer shall comply with the termination procedures set forth in Section 12.01 hereof.  The Master Servicer or the Indenture Trustee shall have no right to terminate the Servicer pursuant to the foregoing sentences of this Section 11.02.  In connection with any such termination pursuant to this Section 11.02, the Seller will be responsible for reimbursing the Servicer for all unreimbursed Servicing Advances, Monthly Advances, Servicing Fees and other reasonable or necessary out-of-pocket costs associated with any such servicing transfer at the time of such termination without any right of reimbursement to the Seller from the Issuer; and

(ii)

by replacing the word “Purchaser” with “the Bank from its own funds without reimbursement” in the second paragraph thereof.

66.

A new Section 11.03 (Termination of Distressed Mortgage Loans) is hereby added to read as follows:

Section 11.03  Termination of Distressed Mortgage Loan

Subject to the requirements set forth in this Section 11.03, the Seller may terminate this Agreement with the prior consent of the Indenture Trustee and the Master Servicer, with respect to the servicing of those Mortgage Loans that are determined to be Distressed Mortgage Loans as of the Notice Date and servicing of such Mortgage Loans shall be transferred to the Special Servicer.  The appointment of a Special Servicer by the Seller and the execution of a special servicing agreement between the Seller and the Special Servicer shall be subject to the consent of the Indenture Trustee and the Master Servicer and the receipt of confirmation from the Rating Agencies that the transfer of servicing to the Special Servicer shall not result in a reduction of any rating previously given by such Rating Agency to any Note.  Any monthly fee paid to the Special Servicer in connection with any Mortgage Loan serviced by such Special Servicer shall not exceed one-twelfth of the product of (a) 0.50% and (b) the outstanding principal balance of such Mortgage Loan.  All unreimbursed Servicing Fees, Servicing Advances and Monthly Advances owing to the Servicer relating to such Distressed Mortgage Loans shall be reimbursed and paid to the Servicer upon such transfer to the Special Servicer.

All reasonable costs and expenses incurred in connection with a transfer of servicing to the Special Servicer including, without limitation, the costs and expenses of the Master Servicer, the Indenture Trustee or any other Person in appointing a Special Servicer, or of transferring the Servicing Files and the other necessary data to the Special Servicer, shall be paid by the Seller from its own funds without reimbursement.  The Seller shall be responsible for the delivery of all required Transfer Notices and will send a copy of the Transfer Notice to the Indenture Trustee.

67.

Section 12.01 (Successor to Company) is hereby amended as follows:

(i)

by replacing the words “Prior to” with “Upon” in the first line of the first paragraph thereof;

(ii)

by replacing the word “Purchaser” in the second line of the first paragraph thereof with “Master Servicer;”

(iii)

by adding the words “, in accordance with the Transfer and Servicing Agreement,” after the word “shall” in the second line of the first paragraph thereof;

(iv)

by adding the following new sentences immediately following the first sentence of the first paragraph thereof to read as follows:

Prior to termination of the Servicer’s responsibilities, rights, duties and obligations under this Agreement pursuant to Section 11.02 the Seller shall appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement.  Any successor to the Servicer shall be a Freddie Mac- or Fannie Mae-approved servicer and shall be subject to the approval of the Master Servicer and each Rating Agency, as evidenced by a letter from such Rating Agency delivered to the Indenture Trustee that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Notes.

(v)

by replacing word “Purchaser” with “the Master Servicer” in the second sentence of the first paragraph thereof;

(vi)

by adding the following proviso at the end of the second sentence of the first paragraph thereof:

; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement.

(vii)

by replacing the word “Purchaser” in the second line of the second paragraph thereof with “Indenture Trustee and Master Servicer;”

(viii)

by replacing the reference to “Purchaser” in the fourth paragraph thereof with “Indenture Trustee and the Master Servicer;” and

(ix)

by adding the following two paragraphs after the fourth paragraph thereof:

In the event the Servicer is terminated pursuant to Section 11.02, the Seller shall be responsible for payment of any out-of-pocket costs from its own funds without reimbursement incurred by the Servicer and the Master Servicer in connection with the transfer of the Mortgage Loans to a successor servicer.

Except as otherwise provided in the Agreement, all reasonable costs and expenses incurred in connection with any transfer of servicing hereunder (as a result of termination for cause or resignation of the Servicer), including, without limitation, the costs and expenses of the Master Servicer or any other Person in appointing a successor servicer, or of the Master Servicer in assuming the responsibilities of the Servicer hereunder, or of transferring the Servicing Files and the other necessary data, including the completion, correction or manipulation of such servicing data as may be required to correct any errors or insufficiencies in the servicing data, to the successor servicer shall be paid by the terminated or resigning Servicer from its own funds without reimbursement.

68.

Section 12.02 (Amendment) is hereby amended as follows:

(i)

by replacing the words “by written agreement signed by the Company and the Purchaser” with “by written agreement signed by the Servicer and the Seller, with the written consent of the Master Servicer and the Indenture Trustee;” and

(ii)

by adding the following sentence to such section:

“The party requesting such amendment shall, at its own expense, provide the Indenture Trustee, the Master Servicer and the Seller with an Opinion of Counsel that such amendment is permitted under the terms of this Agreement, the Servicer has complied with all applicable requirements of this Agreement, and such Amendment will not materially adversely affect the interest of the Noteholders in the Mortgage Loans.”

69.

Section 12.04 (Duration of Agreement) is hereby amended by deleting the last sentence thereof.

70.

Section 12.07 (Relationship of Parties) is hereby amended by replacing the words “the Purchaser” with “the Seller, the Master Servicer, the Indenture Trustee or the Issuer.”

71.

Section 12.10 (Assignment by Purchaser) is hereby deleted in its entirety.

72.

A new Section 12.12 (Intended Third Party Beneficiaries) is hereby added to Article XII to read as follows:

Section 12.12

Intended Third Party Beneficiaries.

Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Indenture Trustee receive the benefit of the provisions of this Agreement as intended third party beneficiaries of this Agreement to the extent of such provisions.  The Servicer shall have the same obligations to the Indenture Trustee as if it were a party to this Agreement, and the Indenture Trustee shall have the same rights and remedies to enforce the provisions of this Agreement as if it were a party to this Agreement.  The Servicer shall only take direction from the Master Servicer (if direction by the Master Servicer is required under this Agreement) unless otherwise directed by this Agreement.  Notwithstanding the foregoing, all rights and obligations of the Master Servicer and the Indenture Trustee hereunder (other than the right to indemnification and the indemnification obligations) shall terminate upon termination of the Issuer pursuant to the Transfer and Servicing Agreement.

73.

For the purposes of the SASCO Mortgage Loan Trust 2004-GEL3, Mortgage-Backed Notes, Series 2004-GEL3 transaction, the Indenture Trustee shall be U.S. Bank National Association, not in its individual capacity, but solely as indenture trustee (the “Indenture Trustee”), or any successor in interest, or if any successor trustee shall be appointed under the provisions of the indenture dated as of September 1, 2004, between the Indenture Trustee and SASCO Mortgage Loan Trust 2004-GEL3, as issuer, then such successor in interest or successor trustee, as the case may be.

EXHIBIT B

SASCO 2004-GEL3 TRANSFER AND SERVICING Agreement

Exhibit C

Seller’s Warranties
and Servicing Agreement

Exhibit D-1

FORM OF MONTHLY REMITTANCE ADVICE

FIELD NAME	DESCRIPTION	FORMAT
INVNUM	INVESTOR LOAN NUMBER, REQUIRED	Number no decimals

SERVNUM	SERVICER LOAN NUMBER, REQUIRED	Number no decimals
BEGSCHEDBAL	BEGINNING SCHEDULED BALANCE FOR SCHED/SCHED	Number two decimals
BEGINNING TRAIL BALANCE FOR ACTUAL/ACTUAL, REQUIRED
SCHEDPRIN	SCHEDULED PRINCIPAL AMOUNT FOR SCHEDULED/SCHEDULED ACTUAL PRINCIPAL COLLECTED FOR ACTUAL/ACTUAL, REQUIRED, .00 IF NO COLLECTIONS	Number two decimals
CURT1	CURTAILMENT 1 AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
CURT1DATE	CURTAILMENT 1 DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
CURT1ADJ	CURTAILMENT 1 ADJUSTMENT, .00 IF NOT APPLICABLE	Number two decimals
CCURT2	CURTAILMENT 2 AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
CURT2DATE	CURTAILMENT 2 DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
CURT2ADJ	CURTAILMENT 2 ADJUSTMENT, .00 IF NOT AAPLICABL	Number two decimals
LIQPRIN	PAYOFF, LIQUIDATION PRINCIPAL, .00 IF NOT APPLICABLE	Number two decimals
OTHPRIN	OTHER PRINCIPAL, .00 IF NOT APPLICABLE	Number two decimals
PRINREMIT	TOTAL PRINCIPAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
INTREMIT	NET INTEREST REMIT, INCLUDE PAYOFF INTEREST, .00 IF NOT APPLICABLE	Number two decimals
TOTREMIT	TOTAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
ENDSCHEDBAL	ENDING SCHEDULED BALANCE FOR SCHEDULED/SCHEDULED ENDING TRIAL BALANCE FOR ACTUAL/ACTUAL .00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF	Number two decimals
ENDACTBAL	ENDING TRIAL BALANCE .00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF	Number two decimals
ENDDUEDATE	ENDING ACTUAL DUE DATE, NOT LAST PAID INSTALLMENT	DD-MMM-YY
ACTCODE	60 IF PAIDOFF, BLANK IF NOT APPLICABLE	Number no decimals
ACTDATE	ACTUAL PAYOFF DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
INTRATE	INTEREST RATE, REQUIRED	Number seven decimals Example .0700000 for 7.00%
SFRATE	SERVICE FEE RATE, REQUIRED	Number seven decimals Example .0025000 for .25%
PTRATE	PASS THRU RATE, REQUIRED	Number seven decimals Example .675000 for 6.75%
PIPMT	P&I CONSTANT, REQUIRED	Number two decimals
.00 IF PAIDOFF

Exhibit D-2

STANDARD MONTHLY DEFAULTED LOAN REPORT

% of MI Coverage	% of MI Coverage
Actual MI Claim Filed Date	The date the Claim to the MI Company was filed
Actual Bankruptcy Start Date (filing date)	Actual Bankruptcy Start Date (filing date)
Actual Claim Amount Filed	The amount claimed to the MI company on the MI claim
Actual Discharge Date	Date Bankruptcy was Discharged
Actual Due Date	Next Payment Due Date
Actual Eviction Complete Date	Actual Eviction Complete Date
Actual Eviction Start Date	Actual Eviction Start Date
Actual First Legal Date	Actual First Legal Date
Actual Notice of Intent Date (breach letter date)	Actual Notice of Intent Date (breach letter date)
Actual Payment Plan End Date	The date the Last Pre-petition payment is due from the Indenture Trustee in a chapter 13 BK
Actual Payment Plan Start Date	The date the First Pre-petition payment is due from the Indenture Trustee in a chapter 13 BK
Actual Redemption End Date	Actual Redemption End Date
Actual REO Start Date	The date the account was received by the REO Department
Appraisal, BPO Costs	Total expenses incurred for the purpose of BPO’s or Appraisals.
Bankruptcy Chapter	Bankruptcy Chapter 7,11,13
BK Atty Fees & Costs	BK Atty Fees & Costs
BK Flag (Man Code)	A code that identifies the account as an active Bankruptcy.
Bnk Case # (7 digit only)	Bnk Case # (7 digit only)
City	City
Claim Amount Paid	MI Claim Amount
Claim Funds Received Date	The date the MI Claim funds were received from the MI Company
Confirmation Hearing Date	Confirmation Hearing Date
Current Interest Rate	Current Interest Rate
Current Loan Amount	Unpaid Principal Balance
Current P&I Payment Amount	Current P&I Payment Amount
Date Bid Instructions Sent	Date Bid Instructions Sent to Attorney
Date F/C Sale Scheduled	The date the Foreclosure sale is scheduled to occur.
Date Filed Relief/Dismissal	The date the motion for Relief or Dismissal was filed with the BK Court
Date Loan Reinstated	Date Loan Reinstated
Date POC Filed	Date proof of claim filed
Date Relief/Dismissal Granted	The date the BK court granted the motion for Relief or Dismissal
Date REO Offer Accepted	Date REO Offer Accepted
Date REO Offer Received	Date REO Offer Received
Deal Identifier by Loan	Security Name/Cross reference Investor ID (Servicer to Cross reference)
Delinquency Status (Man Code)	30, 60, 90, BK, FC, REO, Claims or a code that can be decoded to determine the current status of the account.
Loss Mit Denial Date	Loss Mit Denial Date
Eviction Atty Fees & Costs	Eviction Atty Fees & Costs
F/B 1st Due (if applicable)	F/B 1st Due (if applicable)
F/B Last Due (if applicable)	F/B Last Due (if applicable)
FC Atty Fees & Costs	FC Atty Fees & Costs
FC Flag	A code that identifies the account as an active Foreclosure.
FC Start Date (referral date)	FC Start Date (referral date)
FC Suspended Date	FC Suspended Date
FC Valuation Amount	The value of the property as determined for the purpose of foreclosure.
FC Valuation Date	The date the property value was determined for the purpose of foreclosure.
FC Valuation Source	The type of valuation that was used to determine the Fc Valuation amount.
FHA 27011A Transmitted Date	FHA 27011A Transmitted Date
FHA 27011B Transmitted Date	FHA 27011B Transmitted Date
FHA Case #	FHA Case #
FHA Part A Funds Received Date	FHA Part A Funds Received Date
First Payment Date	First Payment Date
Foreclosure Actual Sale Date	Date F/C Sale Held
VA Gaurantee %	VA Gaurantee %
Interest Advances
Interest Advances
Investor Loan Number	Investor Loan Number
INVESTOR/SECURITY BILLING SENT DATE	Date claim submitted to investor
Liquidation Status	Type of PIF, S/S, 3rd Party etc.
VA Loan Gaurantee Certificate Number	VA Loan Gaurantee Certificate Number
Loan Number	Servicer Loan Number
Loan Term	Loan Term
Loan Type	Loan Type
Loss Mit Approval Date	Loss Mit Approval Date
Loss Mit Flag (Man Code)	A code that identifies the account as an active Loss Mit account.
Loss Mit Removal Date	The date the Loss Mit Department determined that Loss Mit Options were no longer a viable option.
Loss Mit Start Date	Loss Mit Set-up Date
Loss Mit Type	S/S, Forbearance, Repay, Mod,etc.
Loss Mit Workstation Status	Completed, Removed, Active
MI Certificate Number	MI Certificate Number
MI Cost
Price percentage, lender paid only
MI Coverage Y/N	MI Coverage Y/N
Monthly MIP Cost	The monthly fee paid to HUD to maintain coverage on the account.
Next Payment Adjustment Date	Next Payment Adjustment Date
Next Rate Adjustment Date	Next Rate Adjustment Date
Occupancy Status
Occupancy Status
Occupancy Status Date	The date the occupancy status reported was determined.
Original Loan Amount	Original Loan Amount
Original Value Amount	The value of the property as determined at the origination of the account.
Origination Date	The date the closing occurred to originate the loan.
ORIGINATION VALUE DATE	The date the original Value Amount was determined.
ORIGINATION VALUE SOURCE	The type of valuation that was used to determine the Original Value amount.
Other Advance Expenses	Total Advances minus all other/detail and total
Ownership Code
Paid in Full Date	Date loan liquidated from system UPB removed
Paid Off Code
Part B Funds Received Date	FHA/VA Only
Partial Prepayment Amount Collected
Post Petition Due Date
Prepayment Expiration Date	Term
Prepayment Flag
Prepayment Premium Collected
Prepayment Waived
Product Type
Property Condition
PROPERTY PRESERVATION FEES
Property Type
Realized Gain or Loss
Reason for Default
Reason Suspended
Relief/Dismissal Hearing Date
REO Repaired Value
REO Value (As-is)
REO Actual Closing Date
REO Flag (Man Code)
REO List Date
REO List Price
REO Net Sales proceeds
REO Sales Price
REO Scheduled Close Date
REO Value Date
REO VALUE SOURCE
Repay First Due Date
Repay Last Due Date
Repay Next Due Date
Repay Plan Broken Date
Repay Plan Created Date
SBO LOAN NUMBER
Scheduled Balance
Scheduled Due Date
Servicing Fee
State
Street Address
T&I Advances
Title Approval Letter Received Date
Title Package to HUD Date
Title Package to VA Date
VA Claim Funds Received Date
VA Claim Submitted Date
VA FIRST FUNDS RECEIVED AMOUNT
VA FIRST FUNDS RECEIVED DATE
VA NOE Submitted Date
ZIP CODE
FNMA ACTION CODE
FNMA DELINQUENCY REASON CODE

EXHIBIT E

ANNUAL CERTIFICATION

I, John B. Brown, Vice President of Wells Fargo Bank, N.A. (the “Servicer”), certify to [identify the company submitting to SEC], and its officers, directors, agents and affiliates (in its role as [identify role] the “Sarbanes Certifying Party”), and with the knowledge and intent that they will rely upon this certification, that:

(i)

Based on my knowledge, the information relating to the Mortgage Loans and the servicing thereof submitted by the Servicer to the Sarbanes Certifying Party which is used in connection with preparation of the reports on Form 8-K and the annual report on Form 10-K filed with the SEC with respect to each transaction listed on the attached Exhibit A, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

(ii)

The servicing information required to be provided to the Sarbanes Certifying Party by the Servicer under the relevant servicing agreements has been provided to the Sarbanes Certifying Party;

(iii)

I am responsible for reviewing the activities performed by the Servicer under the relevant servicing agreements and based upon the review required by the relevant servicing agreements, and except as disclosed in the Annual Statement of Compliance, the Annual Independent Public Accountant’s Servicing Report and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans submitted to the Sarbanes Certifying Party, the Servicer has, as of the date of this certification fulfilled its obligations under the relevant servicing agreements; and

(iv)

I have disclosed to the Sarbanes Certifying Party all significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the relevant servicing agreements.

(v)

The Servicer shall indemnify and hold harmless the Sarbanes Certifying Party and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Certification or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Sarbanes Certifying Party, then the Servicer agrees that it shall contribute to the amount paid or payable by the Sarbanes Certifying Party as a result of the losses, claims, damages or liabilities of the Sarbanes Certifying Party in such proportion as is appropriate to reflect the relative fault of the Sarbanes Certifying Party on the one hand and the Servicer on the other in connection with a breach of the Servicer’s obligations under this Certification or the Servicer’s negligence, bad faith or willful misconduct in connection therewith.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Servicer.

Dated:	By:

Name: Title:

EXHIBIT F

FANNIE-MAE GUIDE NO. 95-19

FANNIE MAE GUIDE 95-19

ANNOUNCEMENT

Reference

•

Selling

This announcement amends the guide(s) indicated.

•

Servicing

Please keep it for reference until we issue a formal change.

Subject

“Full-File” Reporting to Credit Repositories

Part IV, Section 107, of the servicing Guide currently requires servicers to report only 90-day delinquencies to the four major credit repositories.  To ensure that the repositories have up-to-date information for both servicing and origination activity, we have decided to begin requiring -- as of the month ending March 31, 1996 -- servicers to provide the credit repositories a “full-file” status report for the mortgages they service for us.

“Full-file” reporting requires that servicers submit a monthly report to each of the credit repositories to describe the exact status for each mortgage they service for us.  The status reported generally should be the one in effect as of the last business day of each month.  Servicers may, however, use a slightly later cut-off date -- for example, at the and of the first week of a month -- to assure• that payment corrections, returned checks, and other adjustments related to the previous month’s activity can be appropriately reflected in their report for that month.  Statuses that must be reported for any given mortgage include the following: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed and charged-off.  (The credit repositories will provide the applicable codes for reporting these statuses to them.)  A listing of each of the major repositories to which “full-file” status reports must be sent is attached.

Servicers are responsible for the complete and accurate reporting of mortgage status information to the repositories and for resolving any disputes that arise about the information they report.  Servicers must respond promptly to any inquiries from borrowers regarding specific mortgage status information about them that was reported to the credit repositories.

Servicers should contact their Customer Account Team in their lead Fannie Mae regional office if they have any questions about this expanded reporting requirement.

Robert J. Engeletad
Senior Vice President – Mortgage and Lender Standards

11/20/95

FANNIE MAE GUIDE 95-19

ATTACHMENT 1

ANNOUNCEMENT

Major Credit Repositories

A “full-file” status report for each mortgage serviced for Fannie Mae must be sent to the following repositories each month (beginning with the month ending March 31, 1996):

Company

Telephone Number

Consumer Credit Associates, Inc.

Call (713) 595-1190, either extension

950 Threadneedle Street, Suite 200

150, 101, or 112, for all inquiries.
Houston, Texas 77079-2903

for all inquiries.

Equifax

Members that have an account number may call

their local sales representative for all inquiries;

lenders that need to set up an account should

call (800) 685-5000 and select the customer

assistance option.

TRW Information Systems & Services

Call (800) 831-5614 for all inquiries,

601 TRW Parkway

current members should select option 3;

Allen, Texas 75002

lenders that need to set up an account should

select Option 4.

Trans Union Corporation

Call (312) 258-1818 to get the name of

555 West Adams

the local bureau to contact about setting

Chicago, Illinois 60661

up an account or obtaining other

information.

           11/20/95

 EXHIBIT G

FORECLOSURE RESTRICTED LOANS

SCHEDULE I

SCHEDULE OF MORTGAGE LOANS
(Including Prepayment Charge Schedule)